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                                                                    EXHIBIT 23.a


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Masco Corporation, which appears in Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, MI
July 26, 2005